Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the use, in the registration statement on Form S-8 of Nettel Holdings, Inc. of our report dated April 10, 2007 on our audits of the financial statements of Nettel Holding, Inc. as of December 31, 2006 and the results of its operations, stockholders' equity and cash flows for each of the two years ended December 31, 2006 and 2005, and the reference to us under the caption "Experts".

/s/ Kabani & Company, Inc.

Los Angeles, California

Dated: January 28, 2008